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                                                                   EXHIBIT 10.33


                                LEASE AGREEMENT


This document amends the Lease Agreement dated November 14, 1996 by and between Blue Lake Partners, Ltd. ("Landlord"), and McAfee Software, Inc., a Delaware Corporation ("Tenant"), successor under Assignment to McAfee Associates, Inc., for the Premises located at 4099 McEwen, Suites 500 & 700, Dallas, Texas 75244 as follows:


Basic Lease Provision No. 2 "Premises"

Effective January 1, 1998, pending the substantial completion of construction of certain leasehold improvements, Tenant shall expand within the Building to Suite 620 containing 5,983 rentable square feet and as further defined and delineated on the attached Exhibit "A-1", increasing the total leased Premises to 37,712 rentable square feet.

Basic Lease Provision No. 3 "Basic Rent"

Effective January 1, 1998, pending the substantial completion of construction of certain leasehold improvements, Tenant's Basic Monthly Rent shall adjust as follows:

          Term                               Monthly Rent
          ----                               ------------
     Jan. 1, 1998 thru Jan. 31, 2002          $49,583.85
     Feb. 1, 2002 thru Jan. 31, 2003          $54,211.00

Basic Lease Provision No. 4 "Tenant's Pro Rate Share"

Effective January 1, 1998, pending the substantial completion of construction of certain leasehold improvements, Tenant's proportionate share shall adjust to 30.47% for all purposes under the Lease.

Basic Lease Provision No.'s 5&6 "Operating Expense Stop"

Effective January 1, 1998, pending the substantial completion of construction of certain leasehold improvement, the Expense Stop for the expansion space only (suite #620-5, 983 rsf) shall be set at an amount equal to the sum of the actual grossed up operating expenses for 1998, expressed as a function of 123,770 rentable square feet for the building.

Basic Lease Provision No. 7 "Term"

Effective January 1, 1998, pending the substantial completion of construction of certain leasehold improvement, Tenant's Lease Term for the expansion suite 620 (5,983 rsf) shall be sixty-one (61) months for an expiration date of January 31, 2003. Additionally, the Lease Term on Tenant's existing space (31,729 rsf) shall be extended twelve (12) months for a new expiration date of January 31, 2003.

Basic Lease Provision No. 10 "Security Deposit"

Effective January 1, 1998, pending the substantial completion of construction of certain leasehold improvements, Tenant's Security Deposit shall increase to $49,583.85.

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Basic Lease Provision No. 11 "Tenant's Broker"

Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment, except as listed below, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith:

By separate letter agreement between Landlord and The Stoneleigh Group.

Exhibit "D"

Exhibit D, Work Letter, Plans Agreed Upon/Finish Allowance, paragraph 2.1, shall be amended such that Landlord shall provide an allowance up to $35,898 (The "Finish Allowance"). Should tenant improvements be in excess of the Finish Allowance, Landlord agrees to provide Tenant up to an additional $17,949 (The "Additional Finish Allowance") above the previously stated Finish Allowance. Tenant shall repay the Additional Finish Allowance by increasing the Basic Rent due under the Amendment. The amount of the increase to the Basic Rent shall be the same required to amortize the Additional Finish Allowance with simple interest at eleven percent (11%) per annum over the term of the Amendment, in equal monthly installments. Tenant acknowledges that Landlord has satisfactorily completed all of Landlord's work and all tenant improvements called for by or under all prior Exhibit "D" construction plans and specifications to the Lease and any Amendments, and the only work to be performed by Landlord is under this Amendment. Tenant Improvements shall be constructed in accordance with Exhibit
D. Tenant agrees to execute an Acceptance of Premises Memorandum upon Substantial Completion as defined in Exhibit D.

Rider No. 5 "Signage"

Rider No. 5 shall be amended as follows:

Landlord hereby grants Tenant exterior building signage effective upon the full execution of this Amendment, subject to the requirements and guidelines stated in Rider No. 5 of the Lease Agreement.

Submission of this instrument for examination or signature by Tenant is not effective until execution by and delivery to both Landlord and Tenant.

All other terms and conditions shall remain the same and in full force and effect.
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EXECUTED the 24th day of November, 1997.

                         LANDLORD: Blue Lake Partners, Ltd.

                         By:  Granite Properties, Inc. Its General Partner

                         By: /s/ JAMES S. KIRCHHOFF
                            ----------------------------------------------
                             James H. Kirchhoff, Vice President

                         TENANT:  McAfee Software, Inc.
                                  (a Delaware Corporation)

                         By: /s/ SYDNEY McINTOSH
                            ----------------------------------------------
                              Sydney McIntosh, Secretary


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                                 Exhibit "A-1"

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